Exhibit 99.1

Finjan and Trend Micro Enter into Confidential Patent License Agreement
Result will drive innovation through select sharing of intellectual property

EAST PALO ALTO, Calif. and SAN JOSE, Calif., July 2, 2018 -- Finjan Holdings, Inc. (NASDAQ: FNJN), and its subsidiaries, Finjan, Inc. (“Finjan”), Finjan Mobile, Inc. (“Finjan Mobile”), and Finjan Blue, Inc. (“Finjan Blue”), a pioneer in cybersecurity technologies, and Trend Micro Incorporated (TYO: 4704; TSE: 4704), a global leader in cybersecurity solutions, today announced that they had entered into an on-going license arrangement.

Under this arrangement, both companies will benefit in a number of ways. Trend Micro gains access to Finjan’s broad cybersecurity patent portfolio, and Finjan will strengthen its leadership in embedded cybersecurity technologies and intellectual property through the transfer of select security-related patent assets from Trend Micro. Each party also gains more limited access to the other’s patent portfolio for a certain number of years.

“We are proud to have the expertise to support the complex needs of companies like Trend Micro,” stated Julie Mar-Spinola, Chief Intellectual Property Officer and VP, Legal Operations for Finjan. “The companies’ mutual respect for each other’s technologies and patents made it possible for us to come to agreement efficiently and effectively,” Ms. Mar-Spinola continued.

“We recognize Trend Micro’s commitment to superior products and we are happy to be providing them with some critical IP rights,” commented John Garland, Finjan’s Director of Business Development & Licensing.

“With 30 years’ experience specializing in cybersecurity, we fundamentally believe that it takes the entire village to fight the hackers. We are very pleased to be entering into an agreement where we are both equipped with the necessary intellectual property to take on that fight,” said Felix Sterling, executive vice president and chief legal officer, Trend Micro.

The effective date of the agreements is June 29, 2018 and terms of the agreements are confidential.

ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan
Facebook: facebook.com/FinjanHoldings

ABOUT TREND MICRO
Trend Micro Incorporated, a global leader in cybersecurity solutions, helps to make the world safe for exchanging digital information. Our innovative solutions for consumers, businesses, and governments provide layered security for data centers, cloud environments, networks, and endpoints. All our products work together to seamlessly share threat intelligence and provide a connected threat defense with centralized visibility and control, enabling better, faster protection. With over 6,000 employees in over 50 countries and the world’s most advanced global threat intelligence, Trend Micro enables organizations to secure their journey to the cloud. For more information, visit www.trendmicro.com.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contacts:

Finjan Contacts:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com

Trend Micro Contact:
Kateri Daniels | 817-522-7911 | media_relations@trendmicro.com